                                                                    EXHIBIT 10.4

                                 SHARE SALE AGREEMENT





                                       between





                                    GERRIT VAN URK




                                         and




                                    ALBERT VAN URK




                                         and




                                     GUY REDFORD




                                         and



                             TECHNOR INTERNATIONAL INC

                                  TABLE OF CONTENTS


--------------------------------------------------------------------------------
NO   CLAUSE                                                              PAGE NO
--------------------------------------------------------------------------------

1    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2    PREAMBLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

3    SUSPENSIVE CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .3

4    DUE DILIGENCE INVESTIGATION . . . . . . . . . . . . . . . . . . . . . . .4

5    SALE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

6    PURCHASE PRICE, ALLOCATION AND PAYMENT  . . . . . . . . . . . . . . . . .6

7    COMPLETION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

8    RISK AND BENEFIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

9    WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

10   SHAREHOLDERS AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . .9

11   SELLERS' ADDITIONAL UNDERTAKINGS. . . . . . . . . . . . . . . . . . . . .9

12   BREACH. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

13   ANNOUNCEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

14   NON-VARIATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

15   ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

16   GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

17   INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

18   DOMICILIUM AND NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . .13

19   GOOD FAITH. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

20   GOVERNING LAW AND JURISDICTION. . . . . . . . . . . . . . . . . . . . . .14

21   COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

22   COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

23   THE SELLERS JOINTLY AND SEVERALLY GIVE THE FOLLOWING WARRANTIES AS AT THE
     EFFECTIVE DATE AND AS AT THE COMPLETION DATE: . . . . . . . . . . . . . .19

24   THE SELLERS JOINTLY AND SEVERALLY GIVE THE FOLLOWING WARRANTIES IN RESPECT
     OF THE PERIOD BETWEEN THE EFFECTIVE DATE AND THE COMPLETION DATE: . . . .22

25   THE SELLERS JOINTLY AND SEVERALLY GIVE THE FOLLOWING WARRANTY IN RESPECT OF
     THE PERIOD BETWEEN 28 FEBRUARY 1998  AND THE COMPLETION DATE  . . . . . .22

SCHEDULES

Effective Date Accounts                                     "1"
Shareholders Agreement                                      "2"
Sellers' Warranties                                         "3"
Disclosure Schedule                                         "4"
Post Loan Statements                                        "5"

1 DEFINITIONS

  For the purposes of this Agreement unless the context indicates otherwise -

  1.1 "this Agreement" means this share sale agreement and the schedules hereto;

  1.2     "Albert" means Albert Van Urk;

  1.3 "Business Day" means any day other than a Saturday, Sunday or public holiday in the RSA, within the meaning of the Public Holidays Act, 1994 of the RSA;

  1.4 "Company" means Wasp International (Proprietary) Limited, Registration Number 93/00271/07;

  1.5 "Completion Date" means the Effective Date or 5 Business Days after the Due Diligence End Date, whichever is the later date;

  1.6     "Consideration Shares" means the shares defined in 6.1.2;

  1.7     "Due Diligence End Date" means 15 July 1998;

  1.8 "Due Diligence Investigation" means the due diligence investigation of the Company to be conducted by the Purchaser after the Signature Date in terms of 4;

  1.9 "Due Diligence Period" means the period commencing on the Signature Date and ending on the Due Diligence End Date;

  1.10    "Disclosure Schedule" means the disclosure schedule, in Schedule 4;

  1.11    "Effective Date" means 31 May 1998,

  1.12 "Effective Date Accounts" means the audited balance sheet of the Company as at 28 February 1998 and for the 4 month period ended on the Effective Date, Schedule 1;

  1.13    "Gerrit" means Gerrit Van Urk;

  1.14    "Guy" means Guy Redford;

  1.15 "Material Adverse Effect" any adverse economic, legal, tax or any other event having an adverse impact on the structure, activities or the assets of the Company which could, in the reasonable opinion of the Purchaser, result in a material deterioration in the capacity of the Company to generate profits on a consolidated basis;

  1.16 "the Payment Date" means June 10 1998 as regards 50% of the consideration set out in 6.1.1 and 30 June 1998 as regards the balance of such consideration;

  1.17 "the Post Loan Statements" means the unaudited pro forma balance sheet of the Company immediately after the amounts in 11.1 have been loaned to the Company in accordance with 11, Schedule 5;

  1.18 "the Purchaser" means Technor International Inc, a corporation registered in Nevada, United States of America with its registered office at Satraangsvagen 88, S-18237 Danderyd, Sweden;

  1.19 "RSA" means the Republic of South Africa, including the nine provinces identified in section 103 of the Constitution of the Republic of South Africa, 1996;

  1.20 "the Sale Shares" means 25 ordinary par value shares of R 1.00 each in the issued share capital of the Company, being 25% of the entire issued share capital at the Effective Date -

  1.21    8 of which are held by Gerrit;

     1.21.1    8 of which are held by Albert; and

     1.21.2    9 of which are held by Guy;

     1.21.3    "the Sellers" means Gerrit, Albert and Guy collectively;

  1.22 "the Shareholders Agreement" means the Shareholders Agreement to be concluded between the Sellers and the Purchaser (and as amended from time to time), regulating their relationship as shareholders in the Company after the implementation of this Agreement, a copy of which is attached hereto as Schedule 2;

  1.23 "the Signature Date" means the date upon which all the parties to this Agreement have signed this Agreement or in the event of their having signed this Agreement on different dates, the date of the last signature.

2 PREAMBLE

  The parties record that -

  2.1 the Sellers are the beneficial owners of 100% of the shares in the issued share capital of the Company;

  2.2 the Sellers wish to sell 25% of the entire issued share capital of the Company, of which shares -

     2.2.1     8 are held by Gerrit;

     2.2.2     8 are held by Albert; and

     2.2.3     9 are held by Guy.

  2.3 the Purchaser, which carries on business in the communication technology and systems industry, wishes to acquire a 25% interest in the Company from the Sellers, and the parties are entering into this Agreement to give effect thereto.


3 SUSPENSIVE CONDITIONS

  3.1     This Agreement is subject to the following suspensive conditions -

     3.1.1     the approval of the board of directors of the Purchaser;

     3.1.2 that the Shareholders Agreement is signed by the parties thereto and becomes unconditional in accordance with its terms;

     3.1.3 that whatever consents as may be required from the South African exchange control authorities for the validity or performance of this Agreement are obtained.

  3.2 The suspensive condition in 3.1.1 has been stipulated for the benefit of the Sellers. The suspensive condition in 3.1.2 has been stipulated for the joint benefit of the Sellers and the Purchaser. The suspensive condition in 3.1.3 is not capable of waiver in law.

  3.3 If any of the suspensive conditions in 3.1 remains unfulfilled or has not been waived in writing by the party for the benefit of which such suspensive condition has been stipulated or by both parties in those instances where fulfilment of such a condition is not a legal requirement, on or before the date stipulated in 3.4 or such later date as the parties may agree upon in writing pursuant to 3.4, this Agreement shall not come into force or effect. In such event, no party shall have any claim against any other party by virtue of the provisions of this Agreement, save that the parties shall be obliged to refund or return forthwith to the appropriate parties all that has been paid or transferred in terms of this Agreement.

  3.4 The parties shall use their best endeavours to procure that the suspensive conditions referred to above are fulfilled on or before 3 Business Days after the Signature Date or such later date as the parties may agree upon in writing, provided that the consents set out in 3.1.3 are procured, insofar as such consents may be necessary, on or before 31 July 1998 or such later date as the parties may agree upon in writing.


4 DUE DILIGENCE INVESTIGATION

  4.1 The Purchaser shall, during the Due Diligence Period, be entitled to conduct a detailed due diligence investigation in respect of the Company its business and, for the purposes of such due diligence investigation, the Sellers shall procure that the Purchaser and its representatives are given full access to all of the books, records, contracts, documentation, financial information, employees and advisors of the Company.

  4.2 On conclusion of the due diligence investigation and at the latest on 15 July 1998, the Purchaser shall be entitled to terminate this Agreement in the manner provided for in 4.3 below if, during the course of the due diligence investigation, it discovers any of the following facts or circumstances -

     4.2.1 that the Company has conducted business which is contrary to the laws of the RSA;

     4.2.2 that the Company has carried out a business practice in the past which, if terminated, would have a Material Adverse Effect on the sustainable earnings of the Company; or

     4.2.3 that any of the warranties given by the Sellers in terms of 9 are not accurate in any material respect.

  provided that the Purchaser shall not be entitled to rely on any fact or circumstance which is disclosed in Schedule 4 or which is reflected in the Effective Date Accounts.

  4.3 Should the Purchaser be of the view that it has discovered any facts or circumstances referred to in 4.2, which fact or circumstance would in the reasonable opinion of the Purchaser, if it were known to the Purchaser previously, have influenced the Purchaser to enter into this Agreement, and that, as a result thereof, it wishes to cancel this Agreement, then it shall give the Sellers written notice ("the Termination Notice") to that effect on or before 15 July 1998, which Termination Notice shall set out, with all appropriate justifications, those facts or circumstances arising out of the due diligence investigation which the Purchaser determines fall into one of the categories set out in 4.2.

  4.4     Should -

     4.4.1 the Purchaser give the Sellers a Termination Notice in terms of 4.3 -

     4.4.2 then this Agreement shall terminate and be of no further force or effect and none of the parties shall have any claim against the others in respect of or arising therefrom unless the Sellers give the Purchaser the notice referred to in
               4.4.1.2. Should this Agreement be terminated in pursuant to this clause 4.4.1.1 then the parties shall be obliged to refund or return forthwith to the appropriate parties all that has been paid or transferred in terms of this Agreement;

          4.4.2.1 the Sellers not accept the Termination Notice, then the Sellers shall be entitled to refer the matter for determination by arbitration in terms of 15 by giving the Purchaser written notice to that effect within 3 days of the date of the Termination Notice, which notice shall set out, with all appropriate justifications, the reasons why the Sellers believe that the Purchaser was not entitled to rely on the provisions of 4.2 and to give the Termination Notice;

     4.4.3 the matter be referred to arbitration in terms of 4.4.1.2, then

          4.4.3.1 should the arbitration be determined in favour of the Purchaser, then this Agreement shall terminate and be of no further force or effect and none of the parties shall have any claim against the others in respect of or arising therefrom, provided that the Sellers shall be obliged to refund to the Purchaser forthwith any consideration referred to in 6.1.1 and 6.1.2 and paid or otherwise transferred to the Sellers in accordance with 6;

          4.4.3.2 should the arbitration be determined in favour of the Sellers, then this Agreement shall remain in full force and effect and neither party shall have any claim against the others relating to the Due Diligence.

  4.5 All costs incurred, directly or indirectly, in connection with the Due Diligence Investigation, are for the Purchaser's sole cost and account.


5 SALE

  The Sellers hereby sell to the Purchaser, which hereby purchases from the Sellers, the Sale Shares with effect from the Effective Date at the price and on the terms and conditions set out in this Agreement.


6 PURCHASE PRICE, ALLOCATION AND PAYMENT

  6.1 The total purchase price payable by the Purchaser to the Sellers for the Shares shall be the aggregate of the following component items:

     6.1.1     US$500,000,00; and

     6.1.2 500,000 shares of common stock of the Purchaser, par value US$ 0.001 per share ("the Consideration Shares"), allotted and issued fully paid-up.

  6.2 The purchase price in 6.1.1 shall be paid on the Payment Date by the Purchaser to Guy, acting both in his personal capacity and as agent for the other Sellers, in cash at a bank in the RSA to be nominated by Guy in writing prior to such payment.

  6.3 The Consideration Shares shall be issued or transferred to Guy, acting both in his personal capacity and as agent for the other Sellers, on the condition that all issue duty, stamp duty and the like payable in respect of the issue and/or transfer of the Consideration Shares shall be borne and paid for by the Purchaser. The parties agree that Guy shall be entitled to nominate a nominee in writing prior to the Completion Date to receive or take delivery of all or part of the Consideration Shares.

  6.4 Payment of the purchase price pursuant to 6.2 and the allotment and issue of the Consideration Shares pursuant to 6.3 shall constitute due and proper discharge by the Purchaser to the Sellers of all its obligations in terms of this clause 6 and the Purchaser shall not be obliged to take cognizance of any internal arrangements between the Sellers.

7 COMPLETION

  On the Completion Date representatives of the parties shall meet at a place to be agreed to in writing by the parties and -

  7.1     the Sellers shall deliver the following documents to the Purchaser -

     7.1.1     share certificates in respect of the Sale Shares;

     7.1.2 share transfer forms in respect of the Sale Shares duly signed by the Sellers as transferors and reflecting the Purchaser or its nominee as transferee, provided the Purchaser shall have notified the Sellers of the identity of the nominee prior to the Completion Date;

     7.1.3 a duly passed resolution of the Company appointing the Purchaser's nominees to the board of directors of the Company;

     7.1.4 a resolution by the board of directors of the Company authorising registration of transfer of the Sale Shares from the Sellers into the name of the Purchaser or its nominee;

  7.2 the Purchaser shall deliver to Guy, acting both in his personal capacity and as agent for the remaining Sellers, the Consideration Shares.


8 RISK AND BENEFIT

  8.1 The risk in and benefit of the Sale Shares shall be deemed to have passed from the Sellers to the Purchaser on the Effective Date, notwithstanding the Signature Date and the Completion Date. The parties agree that as from the Effective Date, and until the Sale Shares are registered in the name of the Purchaser, the Purchaser shall entitled to instruct the Sellers how to vote the Sale Shares and the Sellers hereby agree to vote the Sale Shares in accordance with the Purchaser's instruction.

  8.2 The Sellers shall procure within 3 Business Days of the Completion Date that the Purchaser is registered as a member of the Company.


9 WARRANTIES

  9.1 Each of the Sellers, jointly and severally, give to the Purchaser all the warranties in Schedule 3 in respect of the Company and warrants to the Purchaser that -

  9.2

     9.2.1 he is the registered and beneficial owner of the number of Sale Shares set out opposite his name in 2.2 and that he is entitled and able to give transfer thereof to the Purchaser free of any liens, charges or other encumbrances of any nature whatsoever;

     9.2.2     the Effective Date Accounts

          9.2.2.1 fairly reflect the state of affairs, business and profits of the Company as at the Effective Date;

          9.2.2.2 have been drawn up in accordance with generally accepted accounting practice in the RSA,

          9.2.2.3 except to the extent stated therein, have been drawn up on the basis of accounting policies consistent with prior years, and in accordance with the provisions of the Companies Act and all other applicable laws.

  9.3 Subject to 9.1, the Sellers do not give the Purchaser any warranties nor do they make any representations express or implied in relation to the Sale Shares or in respect of the Company or its business.

  9.4 The Purchaser has entered into this Agreement on the strength of the warranties given by the Sellers in Schedule 3 and on the basis that such warranties will be correct as at the Signature Date, the Effective Date and on the Completion Date, unless the relevant warranty schedule clearly indicates otherwise.

  9.5 Each warranty shall be a separate and severable warranty, and shall in no way be limited to or restricted by reference to or inference from the terms of any other warranty, or by any words in this Agreement.

  9.6 The warranties given by the Sellers to the Purchaser pursuant to 9.1, are given on the basis that:

     9.6.1 no claim arising from any breach of any warranty may be brought after expiry of a period of 180 days calculated from the Completion Date;

     9.6.2 the Sellers shall not be liable under any circumstances to the Purchaser for any consequential loss or damage or loss of profit whether in contract or in delict, arising from any breach of any warranty and any and all such liability is hereby expressly excluded.

  9.7 For the purpose of determining whether any of the warranties have been breached and, if so, for the purpose of determining the remedy arising from such breach, the warranties referred to in this clause 9 and in
          Schedule 3
  shall be deemed to have been qualified to the extent of any disclosures contained in this Agreement or in Schedule 4.


10   SHAREHOLDERS AGREEMENT

  10.1 The parties agree that the Shareholders Agreement concluded between the Sellers and Michael Carroll on 6 August 1997 ("the Wasp Shareholders Agreement") will be cancelled with effect from the Effective Date.

  10.2 The Sellers hereby consent to the sale of the Sale Shares to the Purchaser in terms of this Agreement and waive any pre-emptive rights which any of them may have in respect of the Sale Shares pursuant to the provisions of the Wasp Shareholders Agreement.


11   SELLERS' ADDITIONAL UNDERTAKINGS

  11.1 The Sellers hereby undertake, within 14 Business Days of their receiving the amount in 6.1.1 and within 14 Business Days of their having sold or otherwise disposed of _______ Consideration Shares, all to loan to the Company the following sums :

  11.2    Gerrit - R 1260 000,00;

     11.2.1    Albert - R 1200 000,00;

     11.2.2    Guy - R 1260 000,00.

     11.2.3 The amounts in 11.1 shall bear interest at Prime and shall be repaid to the Sellers on the basis set out in the Shareholders Agreement.

  11.3 Each of the Sellers, jointly and severally, warrants that the Post Loan Statements shall fairly reflect the state of affairs of the Company immediately after the amounts due in terms of this clause 11 have been loaned to the Company.


12   BREACH

  12.1 The Sellers shall be entitled to cancel this Agreement summarily by giving written notice to that effect to the Purchaser if the Purchaser fails to pay on due date any amount which becomes due and payable and remains in default for 14 days after receiving written notice from the Sellers to remedy the default.

  12.2 Should the Purchaser commit any other breach of this Agreement, the Sellers shall not be entitled to cancel it unless the breach is material and cannot be remedied adequately by the payment of damages and, being such a breach, it is not remedied or is not capable of being remedied by specific performance within a reasonable time after the Purchaser receives written notice from the Sellers to remedy the breach.

  12.3 Should the Sellers commit any breach of this Agreement, the Purchaser shall not be entitled to cancel it unless the breach is material and cannot be remedied adequately by the payment of damages and, being such a breach, it is not remedied or is not capable of being remedied by specific performance within a reasonable time after the Sellers receive written notice from the Purchaser to remedy the breach.

  12.4 The remedies of each party in terms of this clause 12, shall not be exhaustive and shall be in addition and without prejudice to any other remedies it has under or in consequence of this Agreement or in terms of the common law. Should this Agreement be cancelled in terms of 12.2 or 12.3, then the parties shall be obliged to refund or return forthwith to the appropriate parties all that has been paid or transferred in terms of this Agreement.


13   ANNOUNCEMENTS

  No party shall make any public announcement or statement about this Agreement or its contents without first having obtained the others' prior written consent (which may not be unreasonably withheld or delayed), unless and to the extent to which it is required to do so by operation of law or under the rules and regulations of any stock exchange upon which the Purchaser's shares are publicly traded.


14   NON-VARIATION

  No alteration or variation to, or consensual cancellation of, this Agreement shall be of any force or effect unless it is recorded in writing and signed by all the parties to this Agreement.


15   ARBITRATION

  15.1 Any dispute between the parties in regard to any matter arising out of this Agreement or its interpretation or their respective rights and obligations under this Agreement or its cancellation or any matter arising out of its cancellation, shall be submitted to and decided by arbitration.

  15.2 There shall be 1 arbitrator who shall be, if the question in issue is -

     15.2.1 primarily an accounting matter, an independent chartered accountant of not less than 15 years' standing;

     15.2.2 primarily a legal matter, a practising attorney or advocate of not less than 15 years' standing;

     15.2.3    primarily a technical matter, a suitably qualified person;

     15.2.4    any other matter, a suitably qualified person.

  15.3 The appointment of the arbitrator shall be agreed upon between the parties, but failing agreement between them within a period of 14 days after the arbitration has been demanded, either of the parties shall be entitled to request the chairman for the time being of the Johannesburg Bar Council to make the appointment and, in making his appointment, to have regard to the nature of the dispute.

  15.4 Subject to the other provisions of this clause 15, each arbitration shall be held in Johannesburg in accordance with the provisions of the Arbitration Act, 1965, as amended.

  15.5 The decision of the arbitrator shall be final and binding on the parties, and may be made an order of any Court of competent jurisdiction. Each of the parties hereby submits itself to the jurisdiction of the Witwatersrand Local Division of the High Court of the RSA should the other party wish to make the arbitrator's decision an order of that court.


16   GENERAL

  16.1 Any latitude or extension of time which may be allowed by any party shall not under any circumstances whatsoever act as an estoppel or be a waiver of that party's rights hereunder.

  16.2 The parties to this Agreement undertake to treat all matters relating to this Agreement and the schedules hereto as being confidential and, therefore, shall not, without the written approval of the others, disclose the provisions hereof to any third party who or which does not have a legitimate interest in the contents thereof.

  16.3 This Agreement constitutes the entire contract between the parties and no other conditions, warranties, guarantees and representations shall be of any force or effect other than those which are included herein.

  16.4 All the transactions and arrangements contemplated in this Agreement constitute one indivisible transaction.


17   INTERPRETATION

  17.1    In this Agreement, unless the context requires otherwise -

     17.1.1 words importing any one gender shall include the other two genders;

     17.1.2    the singular shall include the plural and vice versa;

     17.1.3 a reference to natural persons shall include created entities (corporate and unincorporate) and vice versa.

     17.1.4 "day" means any day including a Saturday, Sunday or any official public holiday within the Republic of South Africa;

     17.1.5 any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time;

     17.1.6 if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of this Agreement;

     17.1.7 when any number of days is prescribed in this Agreement, that number of days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or official public holiday, in which event the last day shall be the next succeeding day which is not a Saturday, Sunday or official public holiday;

     17.1.8 expressions or words defined in this Agreement shall bear the same meaning in the annexures to this Agreement which do not themselves contain definitions.

  17.2 The headings in this Agreement have been inserted for convenience only and shall not be used for nor assist or affect its interpretation.

18   DOMICILIUM AND NOTICES

  18.1 The parties choose the address set out below as the address at which all notices and other communications must be delivered for the purposes of this Agreement -

     18.1.1 Gerrit at 20 Van Rooy Street, Potchefstroom or Telefax Number (018) 297 2121;

     18.1.2 Albert at 20 Van Rooy Street, Potchefstroom or Telefax Number (018) 297 2121;

     18.1.3 Guy at 4A, Redhill Road, Morningside, Sandton, 2128 or Telefax No. (011) 783-1719;

     18.1.4    Technor at Satraangsvagen 88, S-18237
               Danderyd, Sweden, or Telefax Number (08) 455-90005.

  18.2 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

  18.3 Any notice to a party contained in a correctly addressed envelope and delivered by hand to a responsible person during ordinary business hours at its chosen address, shall be deemed to have been received on the day of delivery.

     18.3.0.1 Any notice sent by telefax to a party at its telefax number shall be deemed (unless the contrary is proved) to have been received -

     18.3.1 if it is transmitted during normal business hours, within 2 hours of transmission;

     18.3.2 if it is transmitted outside normal business hours, within 2 hours of the commencement of normal business hours on the first Business Day after it is transmitted.

  18.4    The parties choose the physical address set out opposite its name in
          18.1 as the address at which legal process must be delivered for the purpose of this Agreement.

  18.5 The parties shall be entitled at any time to change their addresses for the purposes of this clause 18 to any other address in the RSA by giving written notice to that effect to the other.

19   GOOD FAITH

  The parties undertake in favour of one another to observe the utmost good faith in the implementation of the provisions of this Agreement, and each of the parties hereby undertakes in favour of the other party that in their dealings with each other they shall neither do anything nor refrain from doing anything which might prejudice or detract from the rights, assets or interests of the other party.


20   GOVERNING LAW AND JURISDICTION

  20.1 The validity of this Agreement, its interpretation, the respective rights and obligations of the parties and all other matters arising in any way out of this undertaking or its performance shall be determined in accordance with the laws of the RSA.

  20.2 The parties hereby consent and submit to the jurisdiction of the Witwatersrand Local Division of the High Court of the Republic of South Africa for the purposes of all or any legal proceedings arising from or concerning this Agreement.


21   COSTS

  21.1 Each party shall bear its own costs of and incidental to the negotiating, preparing and drawing of this Agreement.

  21.2 The transfer duty payable on the transfer of the Sale Shares into the name of the Purchaser shall be borne by the Purchaser.

22   COUNTERPARTS

  This Agreement may be executed in any number of counterparts which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same instrument. One or more counterparts of this Agreement may be delivered via telefax with the intention that it will have the same effect as the delivery of an original counterpart hereof.


SIGNED at                on                                 1998




                         ----------------------------------
                         GERRIT VAN URK



SIGNED at                on                                 1998



                         ----------------------------------
                         ALBERT VAN URK



SIGNED at                on                                 1998



                         ----------------------------------
                         GUY REDFORD

SIGNED at                on                                 1998

                         For:      TECHNOR INTERNATIONAL INC.


                         ----------------------------------
                         Signatory:
                         Capacity:
                         Authority:

                                                                     SCHEDULE 1

                               EFFECTIVE DATE ACCOUNTS

                                                                     SCHEDULE 2

                                SHAREHOLDERS AGREEMENT

                                                                     SCHEDULE 3

                                 SELLERS' WARRANTIES


  For purposes of this Schedule 3, unless otherwise stated or the context indicates otherwise, the word "Company" shall mean the Company as defined in the agreement to which this schedule constitutes a schedule

23 THE SELLERS JOINTLY AND SEVERALLY GIVE THE FOLLOWING WARRANTIES AS AT THE EFFECTIVE DATE AND AS AT THE COMPLETION DATE:

  Constitution of the Company and Share Capital Structure

  23.1 The Company is incorporated as a private company with limited liability according to the laws of the RSA.

  23.2 No steps have been taken or are pending for the deregistration of the Company, whether under Section 73 of the Companies Act or otherwise howsoever, and no steps have been taken or are pending to liquidate the Company or place the Company under judicial management (whether such liquidation or judicial management is final or provisional).

  23.3 The authorised share capital of the Company is R 1000,00 divided into 1000 shares of R 1,00 each.

  23.4 The issued share capital of the Company is R 100,00 divided into 100 shares of R 1,00 each, fully paid up.

  23.5 No resolution has been passed nor is the Company obliged to increase or to reduce its authorised or issued share capital or to vary any of the rights attaching to the issued shares.

  23.6 The Sellers are the beneficial holders of the Sale Shares and are entitled and able to give to the Purchaser free and unencumbered title to the Sale Shares.

  23.7 Save as disclosed in 10 of the Agreement no person has any right (including INTER ALIA, any option, pre-emptive right or right of first refusal) to acquire any of the Sale Shares, present or future.

  23.8 No resolution has been passed nor is the Company obliged to alter its Memorandum of Association or Articles of Association or to create or to issue any debentures.

Statutory books, records and accounts

  23.9 The minute books of the Company contain all of the resolutions passed by its directors and members.

  23.10 The Company's books of account, minute books, registers and records have been fully and properly maintained according to law, are in its possession, and are capable of being written up within a reasonable time so as to accurately record all transactions to which the Company has been a party.

  23.11 The Company's audited annual financial statements for the financial year ended 28 February 1998 have been drawn up:

     23.11.1 in accordance with generally accepted accounting practice in the RSA,

     23.11.2 except to the extent stated therein, on the basis of accounting policies consistent with prior years, and

     23.11.3 in accordance with the provisions of the Companies Act and all other applicable laws, and

     23.11.4 to fairly reflect the financial position, affairs, operations and results of the Company as at that date and for the period to which they relate.

Assets

  23.12 To the best of the Sellers' knowledge and belief, the Company is the owner of and is in lawful possession of, all of the assets reflected in the Effective Date Accounts.

  23.13 There are no material defects in any of the assets of the Company.

  23.14 The Company and its fixed assets are insured against the risks to which they are subject for amounts which accord with sound business practice for a period terminating not earlier than 30 days after the Completion Date, and all premiums due in respect of such insurance policies have been paid and there is no claim outstanding under any such policy.

  23.15 The Company has not granted to anyone an option to purchase, or any right over any of its assets.

Employees

  23.16 The Company has not given notice of termination to any of its key employees, and nor has any of its key employees resigned.

Contracts

  23.17 The Company is not bound by any contracts, agreements or commitments entered into outside the ordinary course of its business.

  23.18 All of the contracts of a material nature to which the Company is a party are of full force and effect according to their terms and the Company is not in material breach of any of those terms, and none of the material terms of the contracts has been amended or waived.

  23.19 The Company has not given nor is it a party to any suretyships, guarantees, indemnities or similar documents in respect of any liabilities of any other person, and is not liable whether as guarantor, indemnifier, surety, co-principal debtor for any liabilities of any other person.

Business

  23.20 To the best of the Sellers' knowledge and belief, all necessary consents, licences, permits and other authorities required for the conduct of the business carried on by the Company in the places and in the manner in which such business is carried on at the Completion Date, have been obtained and are valid and in full force.

  23.21 The Company is not a party to any litigation or arbitration proceedings other than any proceedings that may have been instituted by the Company against any of its debtors for the recovery of debts due to the Company incurred in the ordinary course of business.

  23.22 No dividends which have been declared by the Company, have not been paid by the Company.

  23.23 Save to the extent that provision for bad debts has been made in the Effective Date Accounts, the Company's book debts will be paid upon expiry of normal credit terms or within 90 days after the Completion Date, and in the event of any such amounts not being recovered by that date, the amounts not so recovered shall be paid by the Sellers to the Company against cession by the Company to the Sellers of its claim against the debtor in question.

Tax

  23.24 The Company has duly and punctually paid all taxes, levies and duties which it has become liable to pay, and in particular without limiting the generality of the aforegoing, all the Company's assessments for tax which are due for payment prior to the Effective Date shall have been paid or adequate provisions or reserves for tax shall have been established therefor in the Effective Date Accounts.

  23.25 The Company has properly and punctually submitted all returns and provided all information required for tax purposes and, to the best of the Sellers' knowledge and belief, none of such returns is disputed by the Commissioner for Inland Revenue or any other authority.


24 THE SELLERS JOINTLY AND SEVERALLY GIVE THE FOLLOWING WARRANTIES IN RESPECT OF THE PERIOD BETWEEN THE EFFECTIVE DATE AND THE COMPLETION DATE:

  24.1 The Company will not incur or become committed to incur any capital expenditure other than in the course of the Company's normal business activities.

  24.2 The Company will not enter into any transaction except in the ordinary and regular conduct of its business.

  24.3 No resolutions will be passed by the members or directors of the Company other than such resolutions as are strictly necessary to give effect to this Agreement.

  24.4 No dividend will be declared nor will any distribution out of profit, accumulated profit, reserves or capital of the Company be made.


25 THE SELLERS JOINTLY AND SEVERALLY GIVE THE FOLLOWING WARRANTY IN RESPECT OF THE PERIOD BETWEEN 28 FEBRUARY 1998 AND THE COMPLETION DATE

  25.1 There has not been and will not be any material adverse change in the financial position of the Company.

                                                                     SCHEDULE 4

                                 DISCLOSURE SCHEDULE


Contracts:

Services/ Suppliers:

26   MTN
27   Boardworks:- Manufacturing
28   Electromatic
29   Denel

Clients:

30   Matrix
31   Current deals sole distribution.-description
32   AMS
33   Capital Air
34   PGG
35   Infotrans
36   Celltronics

Legal:

37 Wasp International (Pty) Ltd ("Wasp") received notice of a suit being brought against it by Radiospoor/Link, a shareholder of Matrix Vehicle Tracking (Pty) Ltd ("Matrix"), in respect of disputes relating to the supply and sale of components between the two companies. The particulars more fully set out in the claim and counter-claim documents relating thereto.

38 Wasp believes that it has a bona fide defence to this claim, and is consequently vigorously contesting the action. The case is awaiting a trial date and Wasp's counsel is of the opinion that the matter will in all probability be settled in Wasp's favour prior to the case being heard.

39 Wasp received a letter from Matrix on 15 May 1998 alleging that Matrix had suffered substantial damages in excess of R 8 million relating to heads of agreement concluded between Matrix and Wasp on 14 June 1996 ("the Agreement"). No details as to the precise nature and composition of this claim have been supplied by Matrix to Wasp, despite Wasp having requested this information.

40 Wasp has in the interim taken all steps to protect its interests and reserve all of its rights as regards Matrix. Should the matter proceed, Wasp will launch a counterclaim for Matrix's continued breaches of the Agreement.

41 In the interim, it must be pointed out that Matrix continues to place orders with Wasp in terms of the Agreement, with current orders exceeding 1500 units. The Sellers have decided to place in escrow with their attorneys securities which have a current day value of R 3 million to defend all claim that might be brought against Wasp by Matrix until such time as any such claims have been finally resolved or settled.

42 On 8 September 1997 Wasp signed a letter of proposal addressed by Matrix, in terms of which it was agreed that the two companies

     "split any net revenues derived from any resultant deal on a
     75:25 basis, i.e 75% to Wasp and 25% to Matrix, unless
     mutually agreed otherwise ............a later stage".

  "Resultant deal" in the context of this letter means an offshore transaction in respect of the Purchaser.

                                                                     SCHEDULE 5


                              THE POST LOAN STATEMENTS